Exhibit 99.1
FOR IMMEDIATE RELEASE
Emdeon Reports Third Quarter 2010 Results
•	Revenue of $245.9 million, increased 4.4% over third quarter 2009

•	Adjusted EBITDA of $66.5 million, increased 10.5% over third quarter 2009

•	Chamberlin Edmonds acquisition expands revenue cycle management offering with leading technology-enabled government program eligibility and enrollment services

•	Emdeon Clinician achieves Stage I Certification Criteria for Meaningful Use under the HITECH provisions of the American Recovery and Reinvestment Act (ARRA)

•	Continued momentum in government sector through Noridian agreement and renewal of Department of Defense subcontract
NASHVILLE, Tenn. (November 8, 2010) – Emdeon Inc. (NYSE: EM), a leading provider of healthcare revenue and payment cycle management solutions, today announced financial results for the third quarter ended September 30, 2010, as summarized below:

($ In millions, except per share amounts)	3Q10	3Q09	% Change
Revenue	$245.9	$235.5	4.4%
Net Income (loss)	$6.6	$(8.5)	178.3%
Net Income (loss) per share (diluted)	$0.04	$(0.09)	144.4%
Non-GAAP Adjusted EBITDA	$66.5	$60.2	10.5%
Non-GAAP Adjusted Net Income per fully diluted share*	$0.23	$0.21	9.5%
Non-GAAP fully diluted shares	122.6	116.2

*	Assuming 3Q10 non-GAAP fully diluted shares of 122.6 million were outstanding at 3Q09, Adjusted Net Income per fully diluted share for 3Q09 would have been $0.20.
“Emdeon’s central position in the U.S. healthcare system and the value-added services we provide have allowed us to continue to grow transaction volumes and market share during 2010 despite the continued challenging healthcare utilization environment,” said George Lazenby, Emdeon’s chief executive officer. “During the third quarter, we experienced solid growth in payment services and revenue cycle management, and our continued efforts to drive efficiency and manage costs generated improved EBITDA margins over the prior year period.”
Lazenby added, “We also have made significant progress on our strategic initiatives to make healthcare more efficient. As previously announced, we completed the acquisition of Chamberlin Edmonds in early October, further extending our services in hospital revenue cycle management and establishing Emdeon as an integral leader in government program eligibility and enrollment. In addition, our web-based physician solution Emdeon ClinicianTM achieved Stage I Certification Criteria for Meaningful Use, which positions us to better assist our customers qualify for healthcare reform incentives. In recognition of the growing importance of public payers, we also completed two major initiatives in the government sector: Emdeon entered into a strategic relationship with Noridian, which includes a full complement of payment management services to Noridian and arrangements designed to enhance our business development efforts throughout the public payer market; and we renewed our long-standing CSC subcontract to provide information technology services on behalf of the U.S. Department of Defense.”
Third quarter revenue was $245.9 million, an increase of 4.4%, compared to $235.5 million for the same period in the prior year. GAAP operating income for the third quarter of 2010 was $27.9 million compared to $18.0 million for the same period last year, an increase of 55.3%, primarily due to improved operating leverage and lower equity-based compensation expense. Third quarter Adjusted EBITDA grew 10.5% to $66.5 million, or 27.0% of revenue, from Adjusted EBITDA of $60.2 million, or 25.6% of revenue, in the comparable period last year.
GAAP net income (before noncontrolling interest) for the third quarter of 2010 was $6.6 million compared to a GAAP net loss of $8.5 million for the same period last year. GAAP net income per diluted share for the third quarter of 2010 was $0.04 compared to a net loss per share of $0.09 in the same period last year. The increase in both GAAP net income and GAAP net income per diluted share was driven by improved operating leverage, lower equity-based compensation expense and fluctuations in income tax expense related to valuation allowances and the impact of Emdeon’s capital structure. Adjusted Net Income per fully diluted share for the third quarter of 2010 was $0.23, using a weighted average fully diluted share count of 122.6 million, compared to $0.21, using a weighted average fully diluted share count of 116.2 million, for the same period last year.
A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
Financial Outlook
Emdeon expects its 2010 financial results to be at the low end of its previously announced 2010 financial outlook ranges primarily due to the impact of lower healthcare utilization during the year. Emdeon’s previously announced 2010 annual financial outlook ranges were $1.0 to $1.06 billion for revenue, $266 to $278 million for Adjusted EBITDA and $0.90 to $0.94 for Adjusted Net Income per fully diluted share (using a weighted average share count of 122.4 million).
Notice of Conference Call and Webcast
Emdeon will conduct a conference call/webcast for investors and institutional analysts on Monday, November 8, 2010 at 5:00 pm Eastern Time/4:00 pm Central Time to discuss Emdeon’s financial results.
To access Emdeon’s live conference call and webcast, dial 866-783-2141 (857-350-1600 for international calls) using conference code 33894175 or visit the Investors section of Emdeon’s website: www.emdeon.com. Please go to the website at least 15 minutes prior to the event to register, download and install any necessary audio/video software to access the webcast. For those unable to listen to the live broadcast, a conference call replay will be available for one week following the conference call by calling 888-286-8010 (617-801-6888 for international calls) using conference code 92200150. A webcast replay will also be archived on Emdeon’s website for at least 30 days following the conference call.

About Emdeon
Emdeon is a leading provider of revenue and payment cycle management solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle process. For more information, visit www.emdeon.com.
Forward-Looking Statements
Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: effects of competition, including competition from entities that are customers for certain of Emdeon’s products and services; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its products and services to existing customers and to continue to generate revenue and maintain profitability by developing and successfully deploying new or updated products and services; pricing pressures on Emdeon’s products and services; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2009, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission.
You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

The Emdeon Clinician EHR Module is 2011/2012 compliant and has been certified by an ONC-ATCB in accordance with the applicable certification criteria adopted by the Secretary of Health and Human Services. This certification does not represent an endorsement by the U.S. Department of Health and Human Services or guarantee the receipt of incentive payments. Emdeon Inc., 10/22/10, Emdeon Clinician 7.4, 1014201030691, NQF0013, NQF0421/PQRI128, NQF0041/PQRI110, NQF0024, NQF0028, NQF0038, NQF0059/PQRI1, NQF0064/PQRI2, NQF0061/PQRI3.
# # #
Contacts:
Investor Relations
Tommy Lewis
615.932.3235
tlewis@emdeon.com

Emdeon Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except share and per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenue	$245,923	$235,462	$726,490	$679,888
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	150,918	146,471	443,349	418,079
Development and engineering	8,596	10,045	25,845	24,425
Sales, marketing, general and administrative	28,494	34,305	80,856	85,888
Depreciation and amortization	30,001	26,667	87,054	77,051

Operating income	27,914	17,974	89,386	74,445
Interest income	(4)	(27)	(12)	(81)
Interest expense	16,163	17,219	47,747	52,330
Other	(2,370)	—	(4,140)	—

Income before income tax provision	14,125	782	45,791	22,196
Income tax provision	7,498	9,245	27,650	12,885

Net income (loss)	6,627	(8,463)	18,141	9,311
Net income (loss) attributable to noncontrolling interest	2,890	(1,246)	8,289	2,871

Net income (loss) attributable to Emdeon Inc.	$3,737	$(7,217)	$9,852	$6,440

Net income (loss) per share Class A common stock:
Basic	$0.04	$(0.09)	$0.11	$0.08

Diluted	$0.04	$(0.09)	$0.11	$0.08

Weighted average common shares outstanding:
Basic	90,271,216	84,522,085	90,011,783	79,809,140

Diluted	90,989,313	84,522,085	90,740,909	79,856,588

Emdeon Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands, except share amounts)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$216,996	$211,999
Accounts receivable, net of allowance for doubtful accounts of $4,454 and $4,433 at September 30, 2010 and December 31, 2009, respectively	166,127	150,009
Deferred income tax assets	4,344	4,924
Prepaid expenses and other current assets	17,646	16,632

Total current assets	405,113	383,564
Property and equipment, net	200,486	152,091
Goodwill	740,252	703,027
Intangible assets, net	959,095	989,280
Other assets, net	9,501	1,451

Total assets	$2,314,447	$2,229,413

Liabilities and equity
Current liabilities:
Accounts payable	$6,378	$9,910
Accrued expenses	85,850	72,493
Deferred revenues	10,108	11,140
Current portion of long-term debt	10,904	9,972

Total current liabilities	113,240	103,515
Long-term debt, excluding current portion	839,840	830,710
Deferred income tax liabilities	153,921	145,914
Tax receivable agreement obligations to related parties	139,430	142,044
Other long-term liabilities	40,035	27,361
Commitments and contingencies
Equity:
Preferred stock (par value, $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding	—	—
Class A common stock (par value, $0.00001), 400,000,000 shares authorized and 90,869,542 and 90,423,941 shares outstanding at September 30, 2010 and December 31, 2009, respectively	1	1
Class B common stock, exchangeable (par value, $0.00001), 52,000,000 shares authorized and 24,689,142 and 24,752,955 shares outstanding at September 30, 2010 and December 31, 2009, respectively	—	—
Additional paid-in capital	745,276	730,941
Contingent consideration	1,955	—
Accumulated other comprehensive loss	(3,562)	(11,198)
Retained earnings	43,556	33,704

Emdeon Inc. equity	787,226	753,448
Noncontrolling interest	240,755	226,421

Total equity	1,027,981	979,869

Total liabilities and equity	$2,314,447	$2,229,413

Emdeon Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited and amounts in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009
Operating activities
Net income	$18,141	$9,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,054	77,051
Equity compensation expense	12,691	21,499
Deferred income tax expense (benefit)	7,870	(1,360)
Amortization of debt discount and issuance costs	9,536	8,842
Amortization of discontinued cash flow hedge from other comprehensive loss	4,395	5,968
Change in contingent consideration	(4,140)	—
Other	51	798
Changes in operating assets and liabilities:
Accounts receivable	(8,418)	(3,990)
Prepaid expenses and other	(5,691)	4,911
Accounts payable	(3,444)	3,515
Accrued expenses and other liabilities	5,158	(6,199)
Deferred revenues	(2,045)	737
Tax receivable agreement obligations to related parties	(318)	—

Net cash provided by operating activities	120,840	121,083

Investing activities
Purchases of property and equipment	(63,835)	(30,563)
Payments for acquisitions, net of cash acquired	(42,477)	(75,871)
Other	(3,000)	—

Net cash used in investing activities	(109,312)	(106,434)

Financing activities
Proceeds from initial public offering	—	148,261
Repurchase of Class A common stock	—	(1,573)
Repurchase of Units of EBS Master LLC	—	(5,372)
Debt principal payments	(5,663)	(21,663)
Payments on revolver	—	(10,201)
Payment of loan costs	—	(359)
Other	(796)	203
Distribution to stockholders	(72)	(434)

Net cash (used in) provided by financing activities	(6,531)	108,862

Net increase in cash and cash equivalents	4,997	123,511
Cash and cash equivalents at beginning of period	211,999	71,478

Cash and cash equivalents at end of period	$216,996	$194,989

Segment Information
(unaudited and amounts in thousands)

	For the Three Months Ended September 30, 2010					For the Three Months Ended September 30, 2009
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$49,438	$—	$—	$—	$49,438	$46,072	$—	$—	$—	$46,072
Payment services	58,369	—	—	—	58,369	53,345	—	—	—	53,345
Patient statements	—	65,920	—	—	65,920	—	69,840	—	—	69,840
Revenue cycle management	—	44,064	—	—	44,064	—	39,041	—	—	39,041
Dental	—	7,925	—	—	7,925	—	7,978	—	—	7,978
Pharmacy services	—	—	20,207	—	20,207	—	—	19,186	—	19,186
Inter-segment revenue	758	83	—	(841)	—	297	416	—	(713)	—

Net revenue	108,565	117,992	20,207	(841)	245,923	99,714	117,275	19,186	(713)	235,462
Costs and expenses:
Cost of operations	71,206	72,710	7,811	(809)	150,918	65,805	75,070	6,158	(562)	146,471
Development and engineering	2,873	3,943	1,780	—	8,596	3,847	4,297	1,901	—	10,045
Sales, marketing, general and administrative	6,433	7,526	1,459	13,076	28,494	8,037	9,038	3,413	13,817	34,305

Segment contribution (1)	$28,053	$33,813	$9,157	$(13,108)	57,915	$22,025	$28,870	$7,714	$(13,968)	44,641

Depreciation and amortization					30,001					26,667
Interest income					(4)					(27)
Interest expense					16,163					17,219
Other					(2,370)					—

Income before income tax provision					$14,125					$782

	For the Nine Months Ended September 30, 2010					For the Nine Months Ended September 30, 2009
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$145,090	$—	$—	$—	$145,090	$137,440	$—	$—	$—	$137,440
Payment services	171,693	—	—	—	171,693	156,433	—	—	—	156,433
Patient statements	—	198,214	—	—	198,214	—	207,304	—	—	207,304
Revenue cycle management	—	127,855	—	—	127,855	—	114,825	—	—	114,825
Dental	—	23,808	—	—	23,808	—	23,690	—	—	23,690
Pharmacy services	—	—	59,830	—	59,830	—	—	40,196	—	40,196
Inter-segment revenue	2,311	241	—	(2,552)	—	434	1,388	—	(1,822)	—

Net revenue	319,094	350,118	59,830	(2,552)	726,490	294,307	347,207	40,196	(1,822)	679,888
Costs and expenses:
Cost of operations	208,231	215,785	21,790	(2,457)	443,349	188,094	221,464	9,947	(1,426)	418,079
Development and engineering	8,938	11,607	5,300	—	25,845	9,172	11,283	3,970	—	24,425
Sales, marketing, general and administrative	19,422	21,049	4,520	35,865	80,856	20,461	24,335	5,439	35,653	85,888

Segment contribution(1)	$82,503	$101,677	$28,220	$(35,960)	176,440	$76,580	$90,125	$20,840	$(36,049)	151,496

Depreciation and amortization					87,054					77,051
Interest income					(12)					(81)
Interest expense					47,747					52,330
Other					(4,140)					—

Income before income tax provision					$45,791					$22,196

(1)	Segment contribution has been reduced by equity-based compensation expense of $4,844, $12,554, $12,691 and $21,499 for the three months and nine months ended September 30, 2010 and 2009, respectively. Segment contribution without such equity-based compensation expense would have been $62,759, $57,195, $189,131 and $172,995 for the three and nine months ended September 30, 2010 and 2009, respectively.

Explanation of Non-GAAP Financial Measures
Emdeon’s management team believes that in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and, in the case of Adjusted EBITDA, as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.
In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).
In this release, Emdeon defines Adjusted Net Income as the sum of (i) GAAP net income, (ii) EBITDA Adjustments, (iii) non-cash interest expense and (iv) depreciation and amortization expense resulting from adjustments of assets to fair value in connection with acquisition accounting, less income taxes computed based on a normalized income tax rate. Emdeon defines Adjusted Net Income per fully diluted share as the quotient of Adjusted Net Income and weighted average shares outstanding, assuming all potentially dilutive securities (except those issued in connection with 2010 acquisitions that were not contemplated in the denominator of the Adjusted Net Income per fully diluted share financial outlook range) are fully dilutive and outstanding shares from their date of grant or issuance.
To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of GAAP net income and GAAP net income per diluted share to the applicable non-GAAP measures of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per fully diluted share. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.
Management uses Adjusted EBITDA and Adjusted Net Income per fully diluted share to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.
Emdeon also presents Adjusted EBITDA and Adjusted Net Income per fully diluted share on a forward-looking basis as part of its Financial Outlook for 2010. Emdeon is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingent payments relating to past and possible future acquisitions, changes in the fair value of Emdeon’s interest rate swap agreement and the effect on income taxes of these and other items attributable to Emdeon’s capital structure, all of which are difficult to estimate and primarily dependent on future events.

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited and amounts in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$6,627	$(8,463)	$18,141	$9,311
Income tax provision	7,498	9,245	27,650	12,885
Interest expense, net	16,159	17,192	47,735	52,249
Depreciation and amortization	30,001	26,667	87,054	77,051

EBITDA	60,285	44,641	180,580	151,496

Equity-based compensation	4,844	12,554	12,691	21,499
Acquisition method adjustments	12	311	205	1,189
Facilities consolidation costs	1,148	955	1,551	1,215
IPO-related transaction costs	—	1,263	—	1,513
Acquisition and divestiture related costs	1,416	476	3,442	772
Tax receivable agreements change in estimate	1,162	—	(318)	—
Contingent consideration adjustments	(2,370)	—	(4,140)	—

EBITDA Adjustments	6,212	15,559	13,431	26,188

Adjusted EBITDA	$66,497	$60,200	$194,011	$177,684

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income
(unaudited and amounts in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$6,627	$(8,463)	$18,141	$9,311
Income tax provision	7,498	9,245	27,650	12,885
EBITDA Adjustments	6,212	15,559	13,431	26,188
Non-cash interest expense	5,531	5,073	14,749	14,810
Depreciation and amortization resulting from acquisition method adjustments	20,318	19,454	59,458	56,986

Adjusted net income before income taxes	46,186	40,868	133,429	120,180
Normalized income tax provision	18,243	16,143	52,704	47,471

Adjusted Net Income	$27,943	$24,725	$80,725	$72,709

Emdeon Inc.
Reconciliation of Diluted Net Income Per Diluted Share of Class A Common Stock to
Adjusted Net Income Per Fully Diluted Share(1)
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Diluted net income (loss) per share Class A common stock	$0.04	$(0.09)	$0.11	$0.08
Impact of assuming full dilution of all outstanding equity instruments for the period	0.01	0.02	0.03	0.00
Adjustments on a per share basis:
Income tax provision	0.06	0.08	0.23	0.12
EBITDA Adjustments	0.05	0.13	0.11	0.24
Non-cash interest expense	0.05	0.04	0.12	0.13
Depreciation and amortization resulting from acquisition method adjustments	0.17	0.17	0.49	0.52

Adjusted net income before income taxes	0.38	0.35	1.09	1.09
Normalized income tax provision	0.15	0.14	0.43	0.43

Adjusted Net Income per fully diluted share	$0.23	$0.21	$0.66	$0.66

(1)	The calculation of Adjusted Net Income per fully diluted share assumes the following equity-based instruments were fully converted into Class A common stock on their date of issuance:

	(shares in thousands)
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Weighted average of:	2010	2009	2010	2009
Class A shares outstanding*	90,656	84,522	90,584	79,809
Class B shares outstanding	24,689	25,746	24,701	25,135
Restricted stock units outstanding	744	889	694	933
Options to purchase Class A shares outstanding	6,517	5,023	6,184	3,932

Shares assumed in Adjusted Net Income per fully diluted share calculation	122,606	116,180	122,163	109,809

*	Note: Above shares include all potential securities as dilutive and outstanding except for shares issued in connection with 2010 acquisitions and not contemplated in the shares denominator utilized in the 2010 annual Adjusted Net Income per fully diluted share financial outlook range.